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                                                                    EXHIBIT 4.2




                             METAL MANAGEMENT, INC.

                        MANAGEMENT EQUITY INCENTIVE PLAN



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                             METAL MANAGEMENT, INC.

                                   Certificate

         I, David A. Carpenter, SECRETARY of Metal Management, Inc., having in my custody and possession the corporate records of said corporation, do hereby certify that attached hereto is a true and correct copy of the Metal Management, Inc. Management Equity Incentive Plan as in effect as of [DATE] .

         WITNESS my hand this June 29, 2001.


                                                   /s/ David A. Carpenter
                                            ____________________________________
                                                       As Aforesaid


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                             METAL MANAGEMENT, INC.
                        MANAGEMENT EQUITY INCENTIVE PLAN

                                     GENERAL

     1.1 Purpose. The Metal Management, Inc. Management Equity Incentive Plan (the "Plan") has been established by Metal Management, Inc. (the "Company") to
(i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further align Participants' interests with those of the Company's other shareholders through compensation that is based on the Company's common stock; and thereby promote the long-term financial interest of the Company and the Subsidiaries, including the growth in value of the Company's equity and enhancement of long-term shareholder return.

     1.2 Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Employees, those persons who will be granted one or more Awards under the Plan, and thereby become "Participants" in the Plan.

     1.3 Operation, Administration, and Definitions. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 3 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 7 of the Plan).

                                   SECTION 2

                                    WARRANTS

     2.1 Definition.

(a) The grant of a "Warrant" entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee in accordance with the BR Plan. Any Warrant granted under this Section 2 is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code.

(b) A Warrant granted under this Section 2 shall be in the form of either a Series B Warrant or a Series C Warrant.

     (i)  Series B Warrants shall be granted pursuant to Section 2.6.

     (ii) Series C Warrants shall be granted to, and allocated among, Eligible Employees as may be determined by the Committee pursuant to Section 5.2, but in no event shall any Series C Warrants be granted following the date which is 90 days after the Effective Date.

     2.2 Exercise Price. The "Exercise Price" of each Series B Warrants shall be $6.50 per share and the "Exercise Price" of each Series C Warrants shall be $12.00 per share.




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     2.3 Exercise. A Warrant shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee.

     2.4 Payment of Warrant Exercise Price. Unless otherwise provided for in the Warrant Agreement, the payment of the Exercise Price of a Warrant granted under this Section 2 shall be subject to the following:

(a) Subject to the following provisions of this subsection 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Warrant shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.4(c), payment may be made as soon as practicable after the exercise).

(b) The Exercise Price shall be payable in cash, by promissory note, or by tendering, by either actual delivery of shares or by attestation, shares of Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.

(c) The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of a Warrant by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Warrant and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

     2.5 Settlement of Award. Settlement of Warrants are subject to subsection 3.7.

     2.6 Series B Warrants. As of the Effective Date, Series B Warrants shall be granted to the Participants as listed on Schedule A, attached hereto. The grants of the Series B Warrants shall be subject to the terms and conditions listed in Schedule A and contained in the Warrant Agreement attached hereto as an Exhibit A.

                                   SECTION 3

                          OPERATION AND ADMINISTRATION

     3.1 Effective Date. The Plan shall be effective as of the "Effective Date" as that term is defined in Section 1.38 of the BR Plan (the "Effective Date"). The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the eight-year anniversary of the Effective Date.

     3.2 Shares Subject to Plan. The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

(a) The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.





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(b)  Subject to the following provisions of this subsection 3.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to 1,500,000 shares of Stock; provided, however, that not more than 1,000,000 shares of Stock shall be allocable to Series B Warrants and not more than 500,000 shares of Stock shall be allocable to Series C Warrants.

(c) To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan; provided, however, that any subsequent grant of an Award under the Plan with respect to shares that have returned to the Plan because of the foregoing, the new Warrant shall have a Termination Date no later than the Termination as provided for in the original award that was forfeited or cancelled.

(d) Subject to paragraph 3.2(e), the maximum number of shares that may be covered by Awards granted to any one individual pursuant to Section 2 (relating to Warrants) shall be 500,000 shares during any one calendar-year period.

(e) Unless otherwise provided for in a Warrant Agreement, in the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Warrant Award; and (iv) any other adjustments that the Committee determines to be equitable.

     3.3 General Restrictions. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

     3.4 Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be





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satisfied through cash payment by the Participant, through the surrender of shares of Stock which the Participant already owns, or through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan; provided, however, that such shares may be used to satisfy not more than the Company's minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).

     3.5 Grant and Use of Awards. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant.

     3.6 Intentionally Omitted.

     3.7 Intentionally Omitted.

     3.8 Transferability. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

     3.9 Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

     3.10 Agreement With Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant sign a copy of such document. Such document is referred to in the Plan as an "Warrant Agreement" regardless of whether any Participant signature is required.

     3.11 Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

     3.12 Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

     3.13 Limitation of Implied Rights.

(a) Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other




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     property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b) The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee the right to be retained in the employ of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

     3.14 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

                                   SECTION 4

                                CHANGE IN CONTROL

     Subject to the provisions of paragraph 3.2(f) (relating to the adjustment of shares), and except as otherwise provided in the Plan or the Warrant Agreement reflecting the applicable Award; if a Participant who is employed by the Company or an Affiliate at the time of a Change in Control then holds one or more outstanding Warrants, all such Warrants then held by the Participant shall become fully exercisable on and after the date of the Change in Control (subject to the expiration provisions otherwise applicable to the Warrant), and any Stock purchased by the Participant under such Warrants following such Change in Control shall be fully vested upon exercise.


                                   SECTION 5

                                   COMMITTEE

     5.1 Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the Board or a committee designated by the Board (the "Committee") in accordance with this Section 5.

     5.2 Powers of Committee. The Committee's administration of the Plan shall be subject to the following:

(a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Employees those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and




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     the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards.

(b) The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(d) In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and by-laws of the Company, and applicable state corporate law.

     5.3 Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

     5.4 Information to be Furnished to Committee. The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee's or Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

                                   SECTION 6

                            AMENDMENT AND TERMINATION

     6.1 The Board may, at any time, amend or terminate the Plan, and may amend any Award Agreement, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; and further provided that adjustments pursuant to paragraph 3.2(e) shall not be subject to the foregoing limitations of this Section 6.





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                                   SECTION 7

                                  DEFINED TERMS

     In addition to the other definitions contained herein, the following definitions shall apply:

(a) Award. The term "Award" means any award or benefit granted under the Plan, including, without limitation, the grant of a Warrant.

(b) BR Plan. the term "BR Plan" means the First Amended Joint Plan of Reorganization of Metal Management, Inc. and Subsidiaries Debtors, dated May 4, 2001.

(c)  Board. The term "Board" means the Board of Directors of the Company.

(d) Change in Control. The term "Change in Control" means the occurrence of any of the following: (i) the sale, lease or transfer, in one or a series of related transactions (other than by merger or consolidation), of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any "Person" (as such term is used in Section 13(d)(3) of the Exchange Act); (ii) the adoption of a plan relating to the liquidation or dissolution of the Company; (iii) (A) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange
     Act), other than the Principals, of a direct or indirect interest in more than 35% of the voting power of the Voting Stock of the Company by way of acquisition, merger or consolidation or otherwise and (B) the Principals beneficially owning, directly or indirectly, a lesser percentage of the voting power of the Voting Stock of the Company than such Person or group and the Principals not having the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board; (iv) a majority of the members of the Board ceasing to be Continuing Directors; or (v) any Person or group effecting a "Rule 13e-3 transaction" (within the meaning of Rule 13e-3 under the Exchange Act) with respect to the Company; provided, however, that none of the transactions contemplated by or executed in connection with the BR Plan shall be deemed a Change of Control.

(e) Code. The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(f) Continuing Directors. The term "Continuing Directors" means, as of any date of determination, any member of the Board (i) was a member of such Board on the Effective Date or was appointed in accordance with the BR Plan or (ii) was nominated for election or elected to such Board with, or whose election to such Board was approved by, the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

(g) Eligible Employee. The term "Eligible Employee" means any key executive or other management employee of the Company or a Subsidiary. An Award may be granted to an Eligible Employee, in connection with hiring, retention or otherwise, prior to the date the employee first performs services for the Company or the Subsidiaries, provided that such





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      Awards shall not become vested prior to the date the employee first performs such services.

(h) Exchange Act. The term "Exchange Act means the Securities Exchange Act of 1934, as amended.

(i) Fair Market Value. Unless otherwise defined in a Warrant Agreement, for purposes of determining the "Fair Market Value" (which term may be used inter-changeably with "Market Price") of a share of Stock as of any date, the following rules shall apply:

      (i) If the principal market for the Stock is a national securities exchange or the Nasdaq stock market, then the "Fair Market Value" as of that date shall be the mean between the lowest and highest reported sale prices of the Stock on that date on the principal exchange or market on which the Stock is then listed or admitted to trading.

      (ii) If sale prices are not available or if the principal market for the Stock is not a national securities exchange and the Stock is not quoted on the Nasdaq stock market, the average between the highest bid and lowest asked prices for the Stock on such day as reported on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service.

      (iii) If the day is not a business day, and as a result, paragraphs (i) and (ii) next above are inapplicable, the Fair Market Value of the Stock shall be determined as of the next earlier business day. If paragraphs (i) and (ii) next above are otherwise inapplicable, then the Fair Market Value of the Stock shall be determined in good faith by the Committee.

(j) Person. The term "Person" means any individual, corporation, partnership, limited liability corporation, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

(k) Principals. The term "Principals" means, collectively, Albert A. Cozzi, Frank J. Cozzi and Gregory P. Cozzi, and the respective spouses, parents and lineal descendants (by blood, adoption or marriage) of the foregoing, trusts the sole beneficiary of which (other than contingent beneficiaries) are any of the foregoing, or corporations, partnerships or limited liability companies the sole shareholders, sole partners or sole members of which are any of the foregoing.

(l) Subsidiary. The term "Subsidiary" means any company during any period in which it is a "subsidiary corporation" (as that term is defined in Code section 424(f)) with respect to the Company.

(m)   Stock. The term "Stock" means shares of common stock of the Company.

(n) Voting Stock. "Voting Stock" means, with respect to any Person, any class or series of capital stock of such Person that is ordinarily entitled to vote in the election of directors thereof at a meeting of stockholders called for such purpose, without the occurrence of any additional event or contingency.



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(o)  Warrant. The term "Warrant" means either a Series B Warrant or Series C
     Warrant as attached hereto as Exhibits A and B.



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                              METAL MANAGEMENT INC.
                        MANAGEMENT EQUITY INCENTIVE PLAN

                                   SCHEDULE A

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                       Grants of Series B Warrants:
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Participants                                      Number of Warrant Shares
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        TOTAL                                       1,000,000
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     The above Series B Warrant Awards shall be in the form attached hereto as
Exhibit A and shall have the following terms:

         Grant Date:         The Effective Date (as defined in the Plan)

         Exercise Price:     $6.50 per share

         Vesting: 1/3 on the Grant Date, 1/3 on 1st anniversary of the Grant Date, 1/3 on the 2nd anniversary of the Grant Date.

         Term: 5 years, unless terminated earlier per the terms of the Warrant Agreement.